Exhibit 99.1

For Immediate Release: March 30, 2007

For More Information, Contact:
William D. Patterson, Senior Vice President and Chief Financial Officer

Phone: 603-913-2300
Fax: 603-913-2305

Pennichuck Corporation Announces Proposed Rate Settlement with New Hampshire PUC
Would Replace Temporary Rate Increase In Effect Since July 2006

MERRIMACK, NH (March 30, 2007) - Pennichuck Corporation today announced that its Pennichuck Water Works, Inc. subsidiary ("Pennichuck Water") has reached a settlement with the staff of the New Hampshire Public Utilities Commission regarding Pennichuck Water's request for rate relief. The terms of the settlement, which will not become effective unless approved by the New Hampshire PUC, provide for an annualized increase in Pennichuck Water's revenues of approximately $5.2 million, or 31.43%. This would replace an annualized temporary increase of $2.4 million, or 14.41%, that has been in effect since July 2006. The New Hampshire Office of Consumer Advocate joined in the settlement.

The primary purpose for Pennichuck Water's requested rate relief is to allow it to recover a portion of costs incurred to upgrade its water treatment plant to meet more stringent federally mandated water quality standards. Pennichuck Water initiated the rate relief proceeding in June 2006 when it requested an overall increase in its rates that would have resulted in an annualized increase in revenues of approximately $6.1 million, or 36.49%. At that time, Pennichuck Water proposed that the rate relief be considered in two parts - an initial increase of 15.91% and a step increase of 20.58%. In September 2006, the New Hampshire PUC approved a temporary increase of 14.41% for service rendered on and after July 18, 2006. The current proposed settlement includes a permanent increase of 11.07% for service rendered on and after July 18, 2006, plus a step increase of 20.36% for services rendered on and after January 5, 2007. The difference between the temporary increase and the permanent rates ultimately approved by the New Hampshire PUC will be reconciled upon the approval of such permanent rates.

Pennichuck Water's rate settlement with the staff of the New Hampshire PUC is not binding on the New Hampshire PUC, and there can be no assurance that that New Hampshire PUC will approve the rate relief provided in the settlement. The New Hampshire PUC hearing regarding the rate settlement is scheduled for April 3, 2007. An order regarding the New Hampshire PUC's determination concerning the rate settlement is expected some time after that date.

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in southern and central New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts

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with municipalities and private entities in New Hampshire and Massachusetts. The Company's real estate operations are involved in the ownership, management and development of real estate in the greater Nashua, New Hampshire areas.

Pennichuck Corporation's common stock trades on the Nasdaq Stock Exchange under the symbol "PNNW". The Company's website is at www.pennichuck.com.

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, timing and results of eminent domain proceedings before the NHPUC, and the impact thereof on consolidated business operations; legislation or regulation and accounting factors affecting Pennichuck Corporation's financial condition and results of operations; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation's annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation's forward-looking statements.

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